UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section
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TECH LABORATORIES, INC.
(Name of Registrant as Specified in Charter)

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TECH LABORATORIES, INC.
1818 N. Farwell Ave.
Milwaukee, WI 53202

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Milwaukee, Wisconsin *, 2007

This information statement has been mailed on or about *, 2007 to the stockholders of record on April 12, 2007 (the “Record Date”) of Tech Laboratories, Inc., a New Jersey corporation (the "Company") in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of April 12, 2007. The actions to be taken pursuant to the written consent shall be taken on or about *, 2007, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors, /s/ John King John King Secretary

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED APRIL 12, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated April 12, 2007, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2007:

1.
Issuance of up to 345,710,000 shares of our common stock, $0.01 par value, issuable upon the conversion of 345,710 shares of Series A Convertible Preferred Stock issued in connection with the merger of Renewal Fuels Acquisitions, Inc., a wholly-owned subsidiary of the Company with and into Renewal Fuels, Inc.

2.	Merger of the Company with and into Tech Laboratories, Inc., a newly formed Delaware corporation (the “Migratory Merger”) resulting in a change of the Company’s domicile from New Jersey to Delaware.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 3,000,000,000 shares of Common Stock, of which 10,100,210 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated April 12, 2007; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2007.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 14A:5-6 of the New Jersey Business Corporation Act.

PROPOSAL 1

ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK IN CONNECTION WITH THE MERGER OF RENEWAL FUELS ACQUISITIONS, INC., A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY, WITH AND INTO RENEWAL FUELS, INC.

Background

On April 20, 2007, the Company, and Renewal Fuels Acquisitions, Inc., its wholly-owned subsidiary, entered into a merger agreement with Renewal Fuels, Inc. Pursuant to the Merger Agreement, Renewal Fuels Acquisitions, Inc. was merged with and into Renewal Fuels. The former shareholders of Renewal Fuels were issued an aggregate of 343,610 shares of the Company’s Series A Convertible Preferred Stock. The shares of Preferred Stock issued to the former Renewal Fuels shareholders are immediately convertible at the option of the holders into an aggregate of 4,028,827 shares of common stock and on April 12, 2007, the holders of 51.66% of the voting shares consented in writing to the issuance of the Series A Convertible Preferred Stock, accordingly, on or about *, 2007, which is at least 20 days from the mailing of this Information Statement to the stockholders of record on the Record Date, the Preferred Stock will be convertible at the option of the holders into an aggregate of an additional 339,581,173 shares of our common stock.

New Jersey Business Corporation Act Requirements

In connection with the merger of Renewal Fuels Acquisitions, Inc., a wholly-owned subsidiary of the Company, with an into Renewal Fuels, Inc. (“Renewal”), as described below, on March 30, 2007, the Company’s board of directors voted unanimously to approve the issuance of 343,610 shares of Series A Convertible Preferred Stock (convertible into 343,610,000 shares of common stock), which upon conversion would represent 97.15% of the outstanding shares of common stock. Under Section 14A:10-12 of the New Jersey Business Corporation Act, issuance by a company of voting shares, in connection with a proposed acquisition, equal to 40% or more of its total voting shares outstanding immediately before the proposed transaction requires stockholder approval.

As of April 12, 2007, we had 10,100,210 shares of our common stock outstanding.

BUSINESS OF RENEWAL

Overview of Business

Renewal is engaged in the business of designing, developing, manufacturing and marketing personal biodiesel processing equipment and accessories to convert used and fresh vegetable oil into clean-burning biodiesel. Renewal’s products allow customers to make biodiesel fuel, which is capable of powering all diesel fuel engines, for a current cost of approximately 70 cents per gallon. Renewal has developed a network of over 30 dealers in the United States for sale and distribution of its products. Renewal’s manufacturing facilities are currently located in Sparks, Nevada.

Renewal was incorporated in the state of Delaware on March 9, 2007 for the purpose of acquiring the assets of FuelMeister, the former division of Biodiesel Solutions, Inc.

Features and Benefits of Renewal’s Products

Renewal’s biodiesel processing products offer a patent-pending direct catalyst injection, which increases the speed of chemical reaction, allowing the production of up to two batches of biodiesel per day. Additionally, Renewal’s technologies allow the system to work with one tank, making the space required for production smaller.

The FuelMeister II is a modular system with "quick disconnect" connectors that make it easier to use and expand as a user’s requirements change. Lids with various functions (lye dissolving, water washing, and drying) can be quickly changed and therefore remove the need for upper manifold and feed through holes in the tank. Moreover, the FuelMeister II is equipped with a full cone drain tank, which makes it easier to get glycerin and soap (from the water wash process step) to drain.

Other features of the FuelMeister II include: an improved water wash lid with pressure regulation and shut-off valve, a high quality metal methanol pump, a detailed Operator's Manual and DVD processing guide, chemical testing equipment, as well as scales and other safety equipment.

Renewal’s Products

General

Renewal’s FuelMeister line of diesel processors are produced from industrial-grade materials and come equipped with an easy draining cone-bottom tank, improved water wash system and titration kit. In general, it takes approximately 1/2 hour hands-on time per batch of diesel fuel production. The products offered are not do-it-yourself kits, but complete systems with all key components needed to make biodiesel ‘at home’ with ease and confidence.

Renewal’s FuelMeister II and II Dual are supplied with a user safety kit, oil titration and field test kit, high quality steel methanol pump, and easy prime oil draw tube. Quick disconnect fittings allow for future expansion and more convenient connection of tanks. If capacity needs change, additional modular tanks, lids, and accessories can be added to the FuelMeister II platform.

A customer can start making biodiesel the same day the system arrives. All that is required is a barrel of used fryer oil (typically collected at no charge from local restaurants), lye (at a typical cost of 20¢/gallon of biodiesel), a barrel of racing methanol (at a typical cost of 50¢ /gallon of biodiesel), a barrel for the finished biodiesel, AC power, and a water hose.

Renewal’s products are designed specifically to allow shipment by UPS in order to minimize customers’ freight expenses. This design was accomplished during an extensive upgrade to the product’s specifications in 2006.

Any machines operating on diesel fuel, including cars, trucks, generators, tractors, furnaces, etc. may be powered with the biodiesel produced with the FuelMeister II biodiesel production system.

FuelMeister II - Domestic

The FuelMeister II is Renewal’s line of personal biodiesel processor systems, which has a footprint of 30” x 30”, and serves as a complete system with the key components necessary for customers to make up to two 40 gallon batches of biodiesel in a 24-hour period. Necessary components in the production of biodiesel include a barrel of waste vegetable oil, a barrel of methanol, and two cans of lye.

FuelMeister II Dual - Domestic

The FuelMeister II Dual can make three 40 gallon batches of biodiesel in a 24 hour period. The FuelMeister II Dual features two 55 gallon tanks, either of which can be used for catalyst injection or water washing, and has a footprint of 30" x 70".

FuelMeister II - International

The FuelMeister II International is Renewal’s line of personal biodiesel processor systems for the international market, equipped to handle 220 volt electrical systems.

Accessories

Various accessories are available to support the operation of the FuelMeister products. These include digital scales, a dryer lid, expansion tanks, an oil preheater kit an oil transfer kit, and a home fueling station kit.

Industry Overview

Biodiesel is produced by chemically modifying renewable, biologically based (biomass) oil or fats by reacting them with methanol and a catalyst and then separating/purifying the reaction products. This reaction also produces glycerol and fatty acids as co-products. Biodiesel can be used to displace petroleum-based fuel in diesel engines, which account for approximately 22% of the fuel consumed in the transportation sector (EIA Annual Energy Outlook 2006 - available: http://www.doe.eia.gov/aeo2006/). It can be also be used in other combustion equipment (e.g., boilers and heaters) as a replacement for petroleum distillate oil fuels. The current conventional feedstock sources for producing biodiesel are oil crops (e.g., soybean, canola), waste vegetable oils from restaurants and other food processing plants, or animal fats. Proposed unconventional (not yet commercially available) feedstock sources include oil extracted from wastewater sludge, algae, and corn oil from ethanol processing.

In the United States, biodiesel is made primarily from soybean oil and secondarily from a product called yellow grease, which is essentially used restaurant cooking oil. It can also be made from tallow, a hard fat that comes from cattle or sheep, which is frequently used to make soap and other products.

In Europe, where there is a thriving biodiesel industry, the fuel is made from rapeseed oil, which is produced from a plant that is in the mustard and turnip families. The European variety of rapeseed is not grown in the United States due to the climate it needs to thrive; however the canola variety of this plant is grown in some parts of the country.

The market for diesel/distillate fuels is growing at a rate faster than other fuel segments (EIA Annual Energy Outlook 2006, referenced above). The impetus to switch to renewable replacements to meet a portion of this demand is influenced by many factors such as concerns about U.S. energy security, consumer awareness of environmental and economic issues, and other regulations/mandates that promote their use. According to the National Biodiesel Board, production of biodiesel increased approximately 36 times between 2001 and 2006. Biodiesel is increasingly being offered at retail locations, with stations prevalent in the Midwest, Northeast, Southwest and Northwest. Some of the biodiesel pumps are located at conventional gas stations, while others are located at marinas and at agricultural locations. The National Renewable Energy Laboratory, the Department of Energy’s premier laboratory for renewable energy research and development, estimates that biodiesel could one day replace 10 percent of the petroleum diesel currently used.

Distribution

Renewal’s primary distribution is through our national network of dealers. The dealer network is based on an exclusive (‘sell-only’) relationship. We also sell directly to customers via our website at www.renewalfuels.com.

Renewal’s website offers customers an opportunity to learn about and understand our products, contact local dealers, and obtain schedules of informative workshops and seminars being offered by our dealers in connection with our FuelMeister products.

Renewal provides regular dealer training and manages the dealer network to provide optimum geographic coverage. New dealers are required to meet a set of conditions in order to obtain a standard dealership. Based on demonstrated volume achievement and leadership of sales workshops, dealers are able to participate in Renewal’s tiered reward program, thereby increasing the dealer’s profitability based on volume of sales.

Intellectual Property

Renewal is the owner of the following provisional patent application which has been submitted in the United States and is to be used in the development of our biodiesel processor technologies. This application shows inventive steps and novelty, required for new patents to issue.

Transesterifcation Catalyst Mixing System; Application No. 60/805,332, filed on June 20, 2006.

Additionally, we are the owners of the following trademark: “Fuelmeister” U.S. Registration No. 78/788761. Such trademark is inclusive of Nevada and Washington State registrations, but exclusive of Green Fuels Ltd. (a company located in the UK) which has a prior Manufacturing License from BSI to build FuelMeister (original version only) as “FuelMeister by Green Fuels Ltd.” and market it in Europe, Africa, and the Middle East.

Government Regulation

In the US, two significant energy policy measures have shaped renewable fuels’ present and future status. First, the Energy Policy Act (EPAct) was passed in 1992, designed to encourage the use of alternative fuels to help reduce US dependence on imported oil. For fiscal year 1999 and beyond, 75% of a federal fleet’s vehicle acquisitions must be alternative fuel vehicles. Supplementing this is Executive Order 13149 (EO13149), which mandated that any federal agency with a fleet of 20 or more vehicles in the US must develop a compliance strategy that documents how the agency planned to accomplish a required reduction of 20% in petroleum consumption by 2005 (vs. 1999 consumption).

In addition to these mandates, recent changes to tax policy have continued to build incentives for alternative fuels. The Volumetric Ethanol Excise Tax Credit (VEETC) provision contained in the JOBS/FSC/ETI Bill (‘Jumpstart Our Business Strength’ bill, containing a repeal of the Foreign Sales Corporation/Extraterritorial Income (FSC/ETI) exclusion) has improved the distribution and availability of both E85 and Biodiesel fuels. This bill was signed into law in late October 2004.

In January 2000, the Environmental Protection Agency enacted a set of diesel emission standards that requires significant reduction in harmful emissions, especially particulate matter and oxides of Nitrogen. Particulate matter in diesel emissions is to be reduced by 90% and oxides of Nitrogen are to be reduced by 95%, beginning in 2004 and to be fully implemented by 2007. In addition, the Environmental Protection Agency also requires that 97% of the sulfur currently in diesel fuel be eliminated beginning in 2006.

More recently (April 2007), the U.S. Environmental Protection Agency established the nation’s first comprehensive Renewable Fuel Standard (RFS) program. Authorized by the Energy Policy Act of 2005, the RFS program requires that the equivalent of at least 7.5 billion gallons of renewable fuel be blended into motor vehicle fuel sold in the U.S. by 2012. The program is estimated to cut petroleum use by up to 3.9 billion gallons and cut annual greenhouse gas emissions by up to 13.1 million metric tons by 2012 -- the equivalent of preventing the emissions of 2.3 million cars.

The RFS program will promote the use of fuels such as ethanol and biodiesel, which are largely produced from American crops. The program will create new markets for farm products, increase energy security, and promote the development of advanced technologies that will help make renewable fuel cost-competitive with conventional gasoline. In particular, the RFS program establishes special incentives for producing and using fuels produced from cellulosic biomass, such as switchgrass and woodchips.

The RFS program requires major American refiners, blenders, and importers to use a minimum volume of renewable fuel each year between 2007 and 2012. The minimum level or “standard” which is determined as a percentage of the total volume of fuel a company produces or imports will increase every year. For 2007, 4.02 percent of all the fuel sold or dispensed to U.S. motorists will have to come from renewable sources, roughly 4.7 billion gallons.

The RFS program is based on a trading system that provides a flexible means for industry to comply with the annual standard by allowing renewable fuels to be used where they are most economical. Various renewable fuels can be used to meet the requirements of the program. While the RFS program establishes that a minimum amount of renewable fuel be used in the United States, more fuel can be used if producers and blenders choose to do so.

Employees

Renewal currently has one full time employee, and operates through the services provided by the Management Services Agreement with BSI. It is anticipated that some existing BSI employees will be hired by Renewal during the term of the Management Services Agreement. During this 90-day transition period, additional staff will be hired and trained, and the assembly operation will be relocated to a new facility in the Reno area to allow retention of the existing production and customer service resources.

Description of Property

Our corporate offices are located at 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202. We currently lease use of such offices, together with administrative services, on an at-will basis from a related party at a monthly rent of $500.

Renewal’s assembly and distribution center is currently located at 1395 Greg Street Suite #102, Sparks, Nevada. We lease approximately 3,000 square feet of space under the Management Agreement with BSI. Our monthly rent is $1,680, with utilities costs totaling approximately $500 per month for the 90 day term of the Management Agreement.

Competition

Renewal’s FuelMeister product was the first personal biodiesel processor to enter the market and is a market leader with over 2,000 units sold worldwide. As a market leader, Renewal’s pricing tends to drive the market pricing, as demonstrated by previous promotional discounting activities.

Renewal’s competitors market products which vary from do-it-yourself plans to full turnkey processors. Many of these products are ‘copycat’ processors which use similar technology to the first generation FuelMeister processor. These competitors include, but are not limited to the following:
•	Extreme Biodiesel ()
•	EZ Biodiesel ()
•	Biodiesel Works ()

The FuelMeiser II is a second-generation processor, upgraded in 2006. Via this upgrade, FuelMeister established its competitive advantage via its patent-pending Direct Catalyst Injection technology, its pure-drain tanks, and its quality of construction and materials. Renewal also maintains technical and product support via its online resources and full-time customer service staff. Additionally, Renewal maintains an exclusive sell-only agreement with the manufacturers of the FuelMeister tanks to help prevent further copycat competition.

Legal Proceedings

From time to time, Renewal may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Unless disclosed below, Renewal is currently not aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

RISK FACTORS

Risks Related To Our Business

We may incur operating losses.

We may incur significant operating expenses and make relatively high capital expenditures as we develop our business and expand our sales and marketing capabilities. These operating expenses and capital expenditures initially may outpace revenues and result in significant losses.

We may experience potential fluctuations in results of operations.

Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of our operations; (b) the ability to develop infrastructure to accommodate growth; (c) the ability to develop new products; and (d) the amount and timing of operating costs and capital expenditures relating to establishing our business operations and infrastructure. As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

Our Commercial Success Will Depend in Part on Our Ability to Obtain and Maintain Patent Protection.

Our success will depend in part on our ability to obtain and/or maintain and enforce patent protection for our technologies and to preserve our trade secrets, and to operate without infringing upon the proprietary rights of third parties. Although Renewal holds provisional patent and trademark protection for the FuelMeister and Direct Catalyst Inject lid, there can be no assurance that patents will issue from the patent application we filed or that the scope of any claims granted in any patent will provide us with proprietary protection or a competitive advantage. There can be no assurance that patents will be valid or will afford us with protection against competitors with similar technology. The failure to obtain and/or maintain patent protection on the technologies underlying our proposed products may have a material adverse effect on our competitive position and business prospects.

It is also possible that our technologies may infringe on patents or other rights owned by others. We may have to alter our products or processes, pay licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to us. There can be no assurance that a license will be available to us, if at all, upon terms and conditions acceptable to us or that we will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that we will have sufficient resources to pursue such litigation. If we do not obtain a license under such patents, are found liable for infringement or are not able to have such patents declared invalid, we may be liable for significant money damages and may encounter significant delays in bringing products and services to market. There can be no assurance that we have identified United States and foreign patents that pose a risk of infringement.

We May Experience Difficulties in the Introduction of New Products that Could Result in Us Having to Incur Significant Unexpected Expenses or Delay the Launch of New Products.

Our technologies and products are in various stages of development. These development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that they will sustain us to achieve profitable operations.

We are Dependent Upon Key Personnel.

Our success is heavily dependent on the continued active participation of certain of our current executive officers. Loss of the services of one of our officers could have a material adverse effect upon our business, financial condition or results of operations. We do not maintain any key life insurance policies for any of our executive officers or other personnel. The loss of any of our senior management could significantly impact our business until adequate replacements can be identified and put in place.

We are Dependent Upon Performance of our Dealer Network.

Our success is heavily dependent on the continued performance of our existing dealers, and our ability to maintain and expand the dealer network. Loss of a major dealer relationship could have a material adverse effect upon our business, financial condition or results of operations. We do not have any guarantees of dealer performance, nor provisions to rectify the loss of a major dealer. The loss of any of our dealers could significantly impact our business until adequate replacements can be identified and put in place.

There is a Risk that Products Developed by Competitors Will Reduce Our Profits or Force Us Out of Business.

We may face competition from companies that are developing products similar to those we are developing. The biodiesel fuels industry has spawned a large number of efforts to create technologies for production of biodiesel fuel. These companies may have significantly greater marketing, financial and managerial resources than us. We cannot assure investors that our competitors will not succeed in developing and distributing products that will render our products obsolete or noncompetitive. Generally, such competition could potentially force us out of business.

Our Products Can Only Be Applied to a Limited Range of Uses With the Resulting Concentration Possibly Limiting our Potential Growth.

Our products are being developed with a limited set of functional uses relating primarily to biodiesel production for internal combustion engines. Significant efforts by others exist to find alternatives to internal combustion engines. In addition, the regulatory environment is becoming increasingly restrictive with regard to the performance of internal combustion engines and the harmful emissions they produce. If alternatives to internal combustion engines become commercially viable, it is possible that the potential market for our products could be reduced, if not eliminated.

We Create Products That Produce Products Which May Have Harmful Effects on the Environment If Not Stored and Handled Properly Prior to Use, Which Could Result in Significant Liability and Compliance Expense.

The production of biodiesel fuel involves the controlled use of materials that are hazardous to the environment. We cannot eliminate the risk of accidental contamination or discharge and any resulting problems that occur. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We may be named a defendant in any suit that arises from the improper handling, storage or disposal of these products. We could be subject to civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. Claimants may sue us for injury or contamination that results from use by third parties of alternative fuel products, and our liability may exceed our total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

Production Technology Changes Could Adversely Impact our Ability to Operate at A Profit or Compete in the Biodiesel Industry.

Advances and changes in the technology of biodiesel production are expected to occur. Such advances and changes may make our biodiesel production technology less desirable or obsolete. Our biodiesel production technologies are single purpose and have no use other than the production of biodiesel. Obsolescence of our technologies which are currently utilized to produce biodiesel could adversely impact our ability to generate revenues and/or operate at a profit.

Risks Related To Our Industry

Oil and gas prices are volatile.

Our revenues, cash flow, operating results, financial condition and ability to borrow funds or obtain additional capital will depend substantially on the prices that we receive for our biodiesel processing machines. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results as sales of our products may fall. Depressed prices in the future would have a negative effect on our future financial results.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. These factors include, but are not limited to the following:

•	the threat of global terrorism;
•	regional political instability in areas where exploratory oil and gas wells are drilled;

•	the available supply of oil;
•	the level of consumer product demand;

•	weather conditions;
•	political conditions and policies in the greater oil producing regions, including the Middle East;

•	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;
•	the price of foreign imports;

•	actions of governmental authorities;
•	domestic and foreign governmental regulations;

•	the price, availability and acceptance of alternative fuels; and
•	overall economic conditions.

These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices. Our inability to respond appropriately to changes in these factors could negatively affect our profitability.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding the Company’s executive officers and directors:

Name	Age	Position
John King	41	Chief Executive Officer and Chief Financial Officer
David Marks	39	Director
Donna Silverman	46	Director

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

John King. Mr. King was appointed as our Chief Executive Office and Chief Financial Officer in February 2007. Mr. King was the Chief Executive Officer and a Director of NewGen Technologies, Inc., an alternative fuel developer, from June 2005 until September 2005 and was Chief Executive Officer of International Operations from September 2005 until January 2006. Mr. King then continued his work in alternative fuels with Genesis Global Fuels, Ltd., a UK company. Prior to his work with NewGen Technologies, Inc., Mr. King was involved with operations, engineering, marketing, and sales management over a 17-year career with the Procter & Gamble Company from 1987 to 2004. Most recently, from 2002 to 2004, Mr. King led the Client Services and Business Development functions in a non-traditional marketing services company within P&G. Prior to this, from 1998 to 2002, Mr. King was instrumental in the leadership of business expansion efforts for P&G's paper business in Europe. Mr. King earned a Bachelor of Science with Great Distinction in Chemical Engineering at Clarkson University.

David Marks. Mr. Marks was appointed as a member of our Board of Directors in February 2007. Mr. Marks has been the Chairman of Titan Global Holdings, Inc. (“Titan”), a diversified holding company, since May 2005 and previously served as the Chairman from September 2002 until May 2003. From May 2003 until May 2005, Mr. Marks served as one of the Directors of Titan. In addition, from November 2004 until November 2006, Mr. Marks served as the Chairman of the Board of Directors of Thomas Equipment, Inc., a manufacturer and distributor of skid steer loaders and pneumatic and hydraulic components and systems. Mr. Marks has served as Trustee of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 since 1994. Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has responsibility for overseeing all investments by Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 with responsibilities beginning at acquisition and continuing through ownership. Mr. Marks generally acts in the capacity of officer or director for all of the operating companies that are vehicles for investments by the Trusts and is involved in strategic planning, and major decision-making. Mr. Marks is also a managing member of Farwell Equity Partners. Mr. Marks holds a BS in Economics from the University of Wisconsin.

Donna Silverman. Ms. Silverman has served as a Director since October 21, 2005. From December 2005 through February 2007, Ms. Silverman served as the Company's President, Chief Executive Officer and Chief Financial Officer. Ms. Silverman also serves as President, Chief Executive Officer and Chief Financial Officer of Americana Distribution, Inc., and as a Director for Global IT Holdings, Inc., each of which are publicly traded companies. Ms. Silverman founded Stedman Walker, Inc. in 1996, a New York based firm which specializes in raising capital for businesses through debt and equity financing. Ms. Silverman is also a business consultant on a non exclusive basis for Knightsbridge Capital.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us for the years ended December 31, 2006 and 2005 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John King, Chief Executive Officer	2006	0	0	0	0	0	0	0	0
and Chief Financial Officer	2005	0	0	0	0	0	0	0	0
Donna Silverman, former President,	2006	51,195*	0	0*	0	0	0	0	51,195
Chief Executive Officer and Chief	2005	91,355*	0	0*	0	0	0	0	91,355
Financial Officer

* Compensation amounts for 2005 and 2006 were paid through the issuance of 304,516 and 1,312,697 shares of post-split common stock, respectively.

Outstanding Equity Awards at Fiscal Year-End

None.

Option Grants in Last Fiscal Year

The Company does not have an option plan and we did not grant any options to purchase our common stock during the year ended December 31, 2006.

Employment Agreements

As of *, 2007, the Company is not a party to any employment agreement with any of its executive officers or directors.

Other Compensation

The Company does not have a long-term incentive plan nor do we have a defined benefit, pension plan, profit sharing or other retirement plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our management is involved in other business activities and may, in the future become involved in additional business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We have not and do not intend in the future to formulate a policy for the resolution of such conflicts.

Crivello Group, LLC advanced $262,000 to Renewal prior to the merger with the Company. Such funds were repaid with interest from the Cornell financing discussed above. Frank Crivello, the managing member of Crivello Group, LLC is a principal stockholder of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of *, 2007 with respect to the beneficial ownership of the Company’s outstanding common stock following the potential issuance of an additional 343,610,000 shares issuable upon conversion of the Series A Convertible Preferred Stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Unless the shareholders of the Company approve the issuance of the Preferred Stock in connection with the acquisition of Renewal, the Preferred Stock will not be convertible into more than 4,028,827 shares of common stock. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
John King	34,500,000	9.75%
Donna Silverman	1,617,214	0.46%
David Marks SEP IRA(3)	40,500,000	11.45%
Frank Crivello SEP IRA (4)	200,000,000	56.54%
Senegis LLC (5)	27,710,000	7.83%
All officers and directors as a group (3 persons)	70,617,214	21.66%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Tech Laboratories, Inc. 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202.
(2)
Applicable percentage ownership is based on an assumption of 353,710,210 shares of common stock outstanding as of April 20, 2007, assuming full conversion of the Preferred Stock, together with other securities exercisable or convertible into shares of common stock within 60 days of such date by each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently obtainable or obtainable within 60 days of April 20, 2007 by exercise or conversion of other securities are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Of the shares attributed to Mr. Marks, 3,000,000 shares are registered in the name of the Irrevocable Children’s Trust (“ICT”) of which Mr. Marks is a trustee and 3,000,000 are registered in the name of Phoenix Investors, LLC (“Phoenix) of which Mr. Marks is Managing Director.

(4)	Mr. Crivello is also the managing member of Crivello Group, LLC which owns 10,000,000 shares of common stock.
(5)	Lyanne Greystoke has voting and dispositive power with respect to the shares owned by Senegis LLC

 DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 3,000,000,000 shares of common stock at a par value of $0.01 per share, 343,610 shares of Series A Convertible Preferred Stock and 19,656,390 authorized shares of "blank check" preferred stock. As of April 20, 2007, there were 10,100,210 shares of the Company’s common stock issued and outstanding held by approximately 275 stockholders of record and 343,610 shares of Series A Convertible Preferred Stock held of record by 20 stockholders.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

Holders of the Company’s Preferred Stock are entitled to one vote for each share on all matters submitted to a preferred stockholder vote. Holders do not have a right to vote with the common stock holders. Holders of Preferred Stock do not have cumulative voting rights. Holders of the Company’s Preferred Stock representing a majority of the voting power of the Company’s Preferred Stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Preferred stockholders.

Each share of Series A Convertible Preferred Stock is immediately convertible into 11.725 shares of common stock at the option of the holder. Upon approval of the merger transaction by the shareholders of the Company, each share of Preferred Stock will be convertible into an additional 988.275 shares of common stock, or an aggregate of 1,000 shares of common stock for each share of Preferred Stock. Holders of the Company’s Preferred Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to a liquidation preference of $1.00.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is traded on the OTC Bulletin Board under the symbol “TLBT.OB.” The following table sets forth the high and low bid prices of its Common Stock, as reported by the OTCBB for the last two fiscal years and subsequent quarterly periods. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. The indicated prices have been adjusted for the Company’s 1-30 reverse stock split, which was effective December 13, 2006.

	2007

1st Quarter	$0.035		$0.015
2nd Quarter	$0.07	(1)	$0.015	(1)

	2006
1st Quarter	$0.39		$0.027
2nd Quarter	$0.198		$0.045
3rd Quarter	$0.07		$0.03
4th Quarter	$0.135		$0.015

	2005
	High*		Low*
1st Quarter	$0.63		$0.21
2nd Quarter	$0.48		$0.24
3rd Quarter	$0.90		$0.24
4th Quarter	$0.75		$0.18
(1) High and low prices through April 23, 2007.

As of April 1, 2007, there were approximately 275 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	-0-	-0-	-0-

PROPOSAL 2

MERGER OF TECH LABORATORIES, INC., A NEW JERSEY CORPORATION,
WITH AND INTO
TECH LABORATORIES, INC., A DELAWARE CORPORATION

     On March 30, 2007, the Company’s board of directors voted unanimously to approve the Migratory Merger and recommended the Migratory Merger to its stockholders for their approval. On April 12, 2007, the holders of 51.66% of the Common Stock consented in writing to approve the Migratory Merger. The Migratory Merger will be consummated pursuant to an agreement and plan of merger between the Company and Tech Laboratories, Inc. (“New Company”), a copy of which is contained in Exhibit A (the “Agreement and Plan of Merger”). Copies of the certificate of incorporation (“Delaware Certificate”) and bylaws (“Delaware Bylaws”), which will serve as New Company’s certificate of incorporation and bylaws following the Migratory Merger are attached to the Agreement and Plan of Merger. The Agreement and Plan of Merger provides that the Company will merge with and into New Company.

The proposed Migratory Merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below. However, the Migratory Merger will not result in any change in the Company’s business, management, location of its principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the Migratory Merger, which are immaterial). The Company’s Common Stock will continue to trade without interruption on the Over the Counter Bulletin Board.

Tech Laboratories, Inc.

New Company, which will be the surviving corporation, was incorporated under the Delaware General Corporation Law (the “DGCL”) on *, 2007, exclusively for the purpose of merging with the Company.

New Company is a newly formed corporation with one share of common stock issued and outstanding held by the Company, with only minimal capital. The terms of the Migratory Merger provide that the currently issued one share of common stock of New Company held by the Company will be cancelled. As a result, following the Migratory Merger, the Company’s current stockholders will be the only stockholders of the newly merged corporation.

The articles of incorporation and bylaws of the Company and the certificate of incorporation and bylaws of New Company, a Delaware are available for inspection by our stockholders at the Company’s principal offices located at 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202, telephone (414) 283-2616.

The Agreement and Plan of Merger

The Agreement and Plan of Merger provides that the Company will merge with and into New Company, with New Company being the surviving corporation. New Company will assume all assets and liabilities of the Company.

Filing of the Articles of Merger

The Company intends to file the Certificate of Merger and Articles of Merger with the Secretaries of State of Delaware and New Jersey, respectively, when the actions taken by the Company’s board of directors and the consenting stockholders become effective which will be on or about *, 2007, which is at least 20 days from the mailing of this Information Statement to the stockholders of record on the Record Date.

Effect of Migratory Merger

Under the DGCL and the New Jersey Business Corporation Act (“NJBCA”), when the Migratory Merger takes effect:

•
Every other entity that is a constituent entity (in this case, the Company, a New Jersey corporation) merges into the surviving entity (New Company) and the separate existence of every entity except the surviving entity ceases;

•	The title to all real estate and other property owned by each merging constituent entity is vested in the surviving entity without reversion or impairment;

•	The surviving entity has all of the liabilities of each other constituent entity;

•
A proceeding pending against any constituent entity may be continued as if the Migratory Merger had not occurred or the surviving entity may be substituted in the proceeding for the entity whose existence has ceased;

•
The stockholders’ interests of each constituent entity that are to be converted into stockholders’ interests, obligations or other securities of the surviving or any other entity or into cash or other property are converted, and the former holders of the stockholders’ interests are entitled only to the rights provided in the Certificate of Merger, Articles of Merger or any created pursuant to Sections 14A:11-1 to 14A:11-3, inclusive, of the NJBCA and Section 262 of the DGCL dealing with dissenter’s rights.

On the effective date of the Migratory Merger, the Company will be deemed incorporated under the DGCL. Consequently, the Company will be governed by the Delaware Certificate and Delaware Bylaws filed with the Agreement and Plan of Merger.

Dissent Rights of the Company’s Stockholders

Any Company stockholder is entitled to be paid the fair value of its shares in accordance with Sections 14A:11-1 to 14A:11-3of the NJBCA if the stockholder dissents to the Migratory Merger. A brief summary of the provisions of NJBCA Sections 14A:11-1 to 14A:11-3 are set forth below and the complete text of said Sections is set forth in Exhibit B.

Because the Migratory Merger has been approved by the required vote of the Company's stockholders and will become effective twenty days from the mailing of this Information Statement, each holder of shares of the Company’s Common Stock who asserts dissenters' rights and who follows the procedures set forth in Section 14A:11-2 of NJBCA, will be entitled to have his or her shares of the Company’s Common Stock purchased by the Company for cash at their fair market value. The fair market value of shares of the Company’s Common Stock will be determined as of the day before the first approval of the Migratory Merger by the holders of 51.66% of the Common Stock of the Company, excluding any appreciation or depreciation in consequence of the Migratory Merger.

A holder who wishes to exercise dissenters' rights should deliver his or her written demand to John King, Chief Executive Officer, Tech Laboratories, Inc., 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202, within 20 days of receipt of this information statement. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under NJBCA.

In accordance with the regulations promulgated under the Exchange Act, the authorization of the Migratory Merger will not become effective until twenty days after the Company has mailed this Information Statement to the stockholders of the Company. Therefore, within ten days of the effective date of such approval, the Company must mail a written dissenter's notice of such approval (the "Dissenter's Notice") to all stockholders who asserted their dissenters' rights against the Migratory Merger.

A stockholder of the Company wishing to exercise dissenters' rights must send an additional written demand for payment of the fair value of the Common Stock to the Company within 20 days after the mailing of the Dissenter’s Notice. Not later than 20 days after making such written demand for payment of the fair value of the Common Stock , the stockholder shall submit the certificate or certificates representing his Common Stock to the Company for notation thereon that a demand for payment of fair value has been made, whereupon the certificate or certificates shall be returned.

The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his shares of the Company’s Common Stock. NJBCA establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Accordingly, each stockholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections and consult his legal advisor.

The discussion contained herein is qualified in its entirety by and should be read in conjunction with the Agreement and Plan of Merger and the Certificate of Incorporation.

Upon filing a notice of election to dissent a dissenting shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of his Company stock pursuant to the NJBCA. If a shareholder loses his dissenters' rights, either by withdrawal of his demand or otherwise, he will not have the right to receive a cash payment for his Company stock and will be reinstated to all of his rights as a shareholder as they existed at the time of the filing of his demand.

THE PROVISIONS OF NJBCA SECTIONS 14A:11-1 TO 14A:11-3 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE RIGHTS TO DISSENT CONSULT LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH PROVISIONS MAY LEAD TO A LOSS OF DISSENTERS' RIGHTS.

Principal Reasons for the Change of Domicile

The Company’s board of directors believes that the change of domicile will give the Company a greater measure of flexibility and simplicity in corporate governance than is available under New Jersey law and will increase the marketability of the Company's securities.

The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that proposed by the Company. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to the Company's corporate legal affairs. For these reasons, the Company’s board of directors believes that the Company's business and affairs can be conducted to better advantage if the Company is able to operate under Delaware law. See "Certain Significant Differences between the Corporation Laws of Delaware and Nevada."

Principal Features of the Change of Domicile

The change of domicile will be effected by the merger of the Company, a New Jersey corporation, with and into, New Company, a newly formed wholly-owned subsidiary of the Company that was incorporated on *, 2007 under the DGCL for the purpose of effecting the change of domicile. The change of domicile will become effective upon the filing of the requisite merger documents in Delaware and New Jersey, which filings will occur on the effective date of the Migratory Merger. Following the Migratory Merger, New Company will be the surviving corporation and will operate under the name “Tech Laboratories, Inc.”

On the effective date of the Migratory Merger, (i) each issued and outstanding share of Common Stock of the Company, $.01 par value, shall be converted into one share of common stock of New Company, $.001 par value (“New Company Common Stock”), and (ii) each outstanding share of New Company Common Stock held by the Company shall be retired and canceled and shall resume the status of authorized and unissued New Company Common Stock.

No certificates or scrip representing fractional shares of New Company Common Stock will be issued upon the surrender for exchange of Common Stock and no dividend or distribution of New Company shall relate to any fractional share, and no fractional New Company Common Stock interest will entitle the owner thereof to vote or to any right of a stockholder of New Company.

At the effective date of the Migratory Merger, New Company will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL, which include a number of provisions that are not present in the Company Articles, the Company Bylaws or the NJBCA. Accordingly, as described below, a number of significant changes in shareholders' rights will be effected in connection with the change in domicile, some of which may be viewed as limiting the rights of shareholders. In particular, the Delaware Certificate includes a provision authorized by the DGCL that would limit the liability of directors to New Company and its stockholders for breach of fiduciary duties. The Delaware Certificate will provide directors and officers with modern limited liability and indemnification rights authorized by the DGCL. The board of directors of the Company believes that these provisions will enhance its ability to attract and retain qualified directors and encourage them to continue to make entrepreneurial decisions on behalf of New Company. Accordingly, implementation of these provisions has been included as part of the change in domicile. The Company believes that the change in domicile will contribute to the long-term quality and stability of the Company's governance. The Company’s board of directors has concluded that the benefit to shareholders of improved corporate governance from the change in domicile outweighs any possible adverse effects on shareholders of reducing the exposure of directors to liability and broadening director indemnification rights.

Upon consummation of the Migratory Merger, the daily business operations of New Company will continue as they are presently conducted by the Company, at the Company's principal executive offices at 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202. The authorized capital stock of New Company will consist of 3,000,000,000 shares of common stock, par value $.001 per share ("Delaware Common Stock") and 20,000,000 shares of preferred stock, $.001 par value per share ("Delaware Preferred Stock"). The Delaware Preferred Stock will be issuable in series by action of the New Company board of directors. The New Company board of directors will be authorized, without further action by the stockholders, to fix the designations, powers, preferences and other rights and the qualifications, limitations or restrictions of the unissued Delaware Preferred Stock including shares of Delaware Preferred Stock having preferences and other terms that might discourage takeover attempts by third parties.

The New Company board of directors will consist of those persons presently serving on the board of directors of the Company. The individuals who will serve as executive officers of New Company are those who currently serve as executive officers of the Company. Such persons and their respective terms of office are set forth below under the caption "Management."

Pursuant to the terms of the Agreement and Plan of Merger, the Migratory Merger may be abandoned by the board of directors of the Company and New Company at any time prior to the effective date of the Migratory Merger. In addition, the board of directors of the Company may amend the Agreement and Plan of Merger at any time prior to the effective date of the Migratory Merger provided that any amendment made may not, without approval by the stockholders of the Company who have consented in writing to approve the Migratory Merger, alter or change the amount or kind of New Company Common Stock to be received in exchange for or on conversion of all or any of the Common Stock, alter or change any term of the Delaware Certificate or alter or change any of the terms and conditions of the Agreement and Plan of Merger if such alteration or change would adversely affect the holders of Common Stock.

 Exchange of Share Certificates .

As soon as practicable on or after the change of domicile, the Company’s stockholders of record immediately prior to the change of domicile will be sent detailed instructions concerning the procedures to be followed for submission of certificates representing Common Stock to the Company’s transfer agent, together with a form of transmittal letter to be sent to the transfer agent at the time such certificates are submitted.

After the change of domicile, the transfer agent will deliver to any holder who has previously submitted a duly completed and executed transmittal letter and a certificate representing the Common Stock, a certificate issued by the Company representing an equal number of shares of Common Stock into which such shares of the Common Stock were converted.

After the change of domicile but before a certificate representing Common Stock is surrendered, certificates representing New Company Common Stock will represent the number of shares of Common Stock as a Delaware corporation into which such Common Stock was converted pursuant to the terms of the change of domicile. The Company’s transfer agent will deliver certificates representing the appropriate amount and type of our capital stock in accordance with the stockholder’s instructions for transfer or exchange.

Failure by a stockholder to return appropriate transmittal letters or to surrender certificates representing Common Stock will not affect such person’s rights as a stockholder, as such stockholder’s certificates representing Common Stock following the change of domicile will represent the number of shares of New Company Common Stock as a Delaware corporation into which such Common Stock was converted pursuant to the terms of the change of domicile, and will present no material consequences to the Company.

Capitalization

The authorized capital of the Company, on the Record Date, consisted of 3,000,000,000 shares of Common Stock, $.01 par value, and 20,000,000 shares of Preferred Stock, $.01 par value, 10,100,210 shares of Common Stock and no shares of Preferred Stock were outstanding. The authorized capital of New Company, which will be the authorized capital of the Company after the change in domicile, consists of 3,000,000,000 shares of Delaware Common Stock and 20,000,000 shares of Delaware Preferred Stock. After the Migratory Merger and the resulting automatic conversion of the Series A Convertible Preferred Stock, New Company will have outstanding approximately 353,710,210 shares of Delaware Common Stock and no shares of Delaware Preferred Stock. The change of domicile will not affect total stockholder equity or total capitalization of the Company.

The New Company board of directors may in the future authorize, without further stockholder approval, the issuance of such shares of Delaware Common Stock or Delaware Preferred Stock to such persons and for such consideration upon such terms as the New Company board of directors determines. Such issuance could result in a significant dilution of the voting rights and, possibly, the stockholders' equity, of then existing stockholders.

There are no present plans, understandings or agreements, and the Company is not engaged in any negotiations that will involve the issuance of the Delaware Preferred Stock to be authorized. However, the New Company board of directors believes it prudent to have shares of Delaware Preferred Stock available for such corporate purposes as the New Company board of directors may from time to time deem necessary and advisable including, without limitation, acquisitions, the raising of additional capital and assurance of flexibility of action in the future.

Significant Differences Between the Corporation Laws of Nevada and Delaware

The Company is incorporated under the laws of the State of New Jersey and New Company is incorporated under the laws of the State of Delaware. Upon consummation of the Migratory Merger, the stockholders of the Company, whose rights currently are governed by New Jersey law and the Company Articles and the Company Bylaws, which were created pursuant to New Jersey law, will become stockholders of a Delaware company, New Company, and their rights as stockholders will then be governed by Delaware law and the Delaware Certificate and the Delaware Bylaws which were created under Delaware law.

Certain differences exist between the corporate statutes of New Jersey and Delaware. The most significant differences, in the judgment of the management of the Company, are summarized below. This summary is not intended to be complete, and stockholders should refer to the DGCL and the New Jersey Business Corporation Act to understand how these laws apply to the Company and New Company.

Action by Directors Without a Meeting. New Jersey and Delaware Law permit directors to take written action without a meeting for an action otherwise required or permitted to be taken at a board meeting.

New Jersey. New Jersey Law provides that unless otherwise restricted by the certificate of incorporation or bylaws, written action to be taken unanimously by all members of the Board of Directors is lawful if, prior or subsequent to the action, all members of the board consent in writing and the written consents are filed with the minutes of the proceedings of the board.

Delaware. Delaware Law provides for written action to be taken unanimously by all members of the Board of Directors. Delaware Law does not contain any advance written consent or opposition provision.

Conflicts of Interest. Under both New Jersey Law and Delaware Law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under New Jersey and Delaware Law. Under New Jersey and Delaware Law, (1) either the stockholders or the Board of Directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of Board approval, the contract or transaction must also be "fair and reasonable" (in New Jersey) or "fair" (in Delaware) to the corporation; or (2) the person asserting the validity of the contract or transaction can prove that such agreement was fair and reasonable or fair as to the corporation at the time it was approved. The Company is not aware of any plans to propose any transaction involving directors that could not be so approved under New Jersey Law but could be so approved under Delaware Law.

Number of Directors.

New Jersey. New Jersey Law provides that a corporation must have at least one director. Subject to any provisions contained in the certificate of incorporation, the bylaws must specify the number of directors, or that the number of directors must not be less than a stated minimum or more than a stated maximum, with the actual number to be determined in the manner prescribed in the bylaws.

Delaware. Delaware Law provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate.

Classified Board of Directors. Both New Jersey and Delaware permit a corporation's bylaws to provide for a classified board of directors. Delaware permits a maximum of three classes while under New Jersey Law any provision for classes of directors must be set forth in the certificate of incorporation.

Removal of Director.

New Jersey. Under New Jersey Law, a director may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors.

Delaware. Under Delaware Law, a director of a corporation may be removed with or without cause by the affirmative vote of a majority of shares entitled to vote for the election of directors except under limited circumstances. A director of a Delaware corporation that has a classified board may only be removed for cause, unless the certificate of incorporation provides otherwise. The Bylaws of the Delaware Company provide that a director may be removed at any time, with our without cause, by a majority vote of the stockholders.

Vacancies on Board of Directors.

New Jersey. Under New Jersey Law, unless the certificate of incorporation or bylaws provide otherwise, all vacancies, including those caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of directors then in office, even though less than a quorum. Any director so elected shall hold office during the remainder of the term of office or until a qualified successor is elected at the next regular or special meeting of stockholders.

Delaware. Under Delaware Law, a vacancy on a corporation's board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by the affirmative vote of a majority of the outstanding voting shares, unless otherwise provided in the certificate of incorporation or bylaws.

Limitation of Liability.

New Jersey. New Jersey Law permits a New Jersey corporation to include a provision in its certificate of incorporation which eliminates or limits the personal liability of a director or officer to a corporation or its shareholders for monetary damages for breach of any duty owed to the corporation or its shareholders. However, no such provision may eliminate or limit the liability of a director or officer for any breach of duty based upon an act or omission (1) in breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (2) not in good faith or involving a knowing violation of law, or (3) resulting in receipt by such person of an improper personal benefit. Under New Jersey law, corporations are also permitted to indemnify directors in certain circumstances and are required to indemnify directors under certain circumstances. Under New Jersey law, a director, officer, employee or agent may, in general, be indemnified by the corporation if he has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, under New Jersey law, corporations must indemnify a director to the extent the director has been successful on the merits or otherwise.

Delaware. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. Delaware Company's Certificate of Incorporation will limit the liability of the directors to the fullest extent permitted by law.

Loans to Directors/Officers/Employees.

Delaware. Delaware law permits a corporation to lend money to, or to guarantee an obligation of, an officer or other employee of the corporation or any of its subsidiaries, including an officer or employee who is a director of the corporation or of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. In contrast to New Jersey law, Delaware law generally does not impose liability on the directors who vote for or assent to the making of a loan to, or guaranteeing an obligation of an officer, director or shareholder.

New Jersey. New Jersey law allows a corporation to lend money to, or guarantee any obligation of, or otherwise assist, any director, officer or employee of the corporation or any subsidiary whenever the directors determine that such an action may reasonably be expected to benefit the corporation. However, directors who vote for such an action may be held jointly and severally liable if the loan or guaranty is made contrary to the provisions of New Jersey law or any restriction contained in the certificate of incorporation.

Amendment of Certificate of Incorporation and Certificate of Incorporation. New Jersey Law and Delaware Law both provide that the certificate of incorporation of a corporation may be amended upon adoption by the board of directors of a resolution setting forth the proposed amendment and declaring its advisability, followed by the affirmative vote of a majority of the outstanding shares entitled to vote and by the affirmative vote of and a majority of each class entitled to vote as a class thereon. Delaware Law also provides that a certificate of incorporation may provide for a greater or lesser vote than would otherwise be required by Delaware Law. New Jersey Law provides that the certificate of incorporation of a corporation may require a greater vote than otherwise would be required under New Jersey Law.

Amendment of Bylaws.

New Jersey. Under New Jersey Law the board has the power to amend or repeal the bylaws unless such power is reserved to the shareholders in the certificate of incorporation, but bylaws made by the board may be amended or repealed, and new bylaws made, by the shareholders.

Delaware. Under Delaware Law, stockholders have the authority to make, alter, amend or repeal the bylaws of a corporation and such power may be delegated to the board of directors. The Delaware Company's Bylaws provide that the directors may amend the bylaws, and an affirmative vote of 66 2 / 3 % of the Delaware Company's outstanding voting shares is required to amend the bylaws.

Special Stockholder Meeting.

New Jersey. New Jersey law provides that a special meeting of shareholders may be called by the president, the board of directors or by such other officers, directors or shareholders, as may be provided in the by-laws. Upon application of the holder or holders of not less than 10% of all the shares entitled to vote at a meeting, the Superior Court of New Jersey, for good cause shown, may order that a special meeting be called.

Delaware. Delaware law provides that only the board of directors or such person or persons as may be authorized by the certificate of incorporation or bylaws may call special meetings of the shareholders.

Action Without a Meeting.

New Jersey. Under New Jersey law any action which may be taken by shareholders at a meeting may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon give their written consent. However, if shareholder approval is required to effectuate a merger, consolidation, acquisition or sale of assets, the transaction may also be effectuated if all of the shares entitled to vote thereon provide written consent and all other shareholders are provided with appropriate notice.

Delaware. Delaware law provides that, unless limited by the certificate of incorporation, any action which may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of stock having not less than the minimum number of votes otherwise required to approve such action consent in writing.

Dissenter Rights and Appraisal Rights.

New Jersey. Under New Jersey law, dissenting shareholders who comply with certain procedures are entitled to appraisal rights in connection with the merger, consolidation or sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business, unless the certificate of incorporation otherwise provides. However, a shareholder shall not have the right to dissent when (unless the certificate of incorporation provides otherwise) (i) the shares to vote on such transaction are listed on a national securities exchange or held of record by not less than 1,000 holders (or shareholders receive in such transaction cash and/or securities which are listed on a national securities exchange or held of record by not less than 1,000 shareholders) or (ii) no vote of the corporation's shareholders is required for the proposed transaction.

Delaware. Under Delaware law, dissenting stockholders who follow prescribed statutory procedures are entitled to appraisal rights in connection with certain mergers or consolidations, unless otherwise provided in the corporation's certificate of incorporation. Such appraisal rights are not provided when (i) the shares of the corporation are listed on a national securities exchange or designated as a national market system security by the NASD or held of record by more than 2,000 shareholders and stockholders receive in the share exchange shares of the surviving corporation or of any other corporation the shares of which are listed on a national securities exchange or designated as national market system security by the NASD, or held of record by more than 2,000 shareholders or (ii) the corporation is the surviving corporation and no vote of its stockholders is required for the share exchange.

Anti-Takeover Provisions. New Jersey law provides, among other things, that any person making an offer to purchase in excess of 10% (or such amount which, when aggregated with such person's present holdings, exceeds 10% of any class of equity securities) of any corporation or other issuer of securities organized under the laws of New Jersey must, 20 days before the offer is made, file a disclosure statement with the target company and with the Bureau of Securities of the Division of Consumer Affairs of the New Jersey Department of Law and Public Safety (the "Bureau"). These provisions do not apply to an offer as to which the target company's board of directors recommends acceptance to its shareholders.

Such a takeover bid may not proceed until after the receipt by the filing party of the Bureau's permission. Such permission may not be denied unless the Bureau, after a public hearing, finds that (i) the financial condition of the offeror is such as to jeopardize the financial stability of the target company or prejudice the interests of any employees or security holders who are unaffiliated with the offeror, (ii) the terms of the offer are unfair or inequitable to the security holders of the target company, (iii) the plans and proposals which the offeror has to make any material change in the target company's business, corporate structure, or management are not in the interest of the target company's remaining security holders or employees, (iv) the competence, experience and integrity of those persons who would control the operation of the target company are such that it would not be in the interest of the target company's remaining security holders or employees to permit the takeover, or (v) the terms of the takeover bid do not comply with the provisions of Chapter 10A of the New Jersey Business Corporation Act.

Dividends.

New Jersey. Generally, subject to any restrictions contained in the certificate of incorporation, a New Jersey corporation may pay a dividend at the discretion of its board of directors.

Delaware. A Delaware corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, except that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Restrictions on Business Combinations. Both Delaware Law and New Jersey Law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder.

New Jersey. The New Jersey Shareholder Protection Act, adopted in 1986, restricts "business combinations" between a resident domestic corporation and its interested stockholders. An "interested stockholder" generally is (i) a person that beneficially owns 10% or more of the voting power of the corporation, or (ii) an affiliate or associate of the corporation that held a 10% or greater beneficial ownership interest at any time within the prior five years. A "business combination" includes any merger or consolidation of the resident business corporation or any of its subsidiaries with the interested stockholder or an entity affiliated or associated with the interested stockholder. Business combinations also include any sale, lease or other disposition to or with the interested stockholder of more than 10% of the corporation's assets by value; the issuance or transfer to the interested stockholder of stock with a value greater than 5% of the corporation's outstanding stock; the adoption of a plan of liquidation or dissolution pursuant to an arrangement or agreement with the interested stockholder or its affiliate or associate; and various other significant transactions.

The Shareholders Protection Act does not apply to a business combination with an interested stockholder if the corporation was not listed on a national securities exchange at the time the interested stockholder acquired his or its 10% interest in the company (the "stock acquisition date"). Otherwise, the Act generally prohibits a resident domestic corporation from engaging in a business combination with an interested stockholder for a period of five years following the stock acquisition date unless the business combination is approved by the corporation's board of directors prior to the stock acquisition date.

Unless it falls under certain excluded categories of transactions, a business combination with an interested stockholder is also prohibited unless any one of the following three conditions are satisfied:

(1) the board of directors approves the business combination prior to the stock acquisition date;

(2) if the business combination occurs more than five years from the stock acquisition date, the holders of two-thirds of the corporation's voting stock not beneficially owned by the interested stockholder approve the business combination by an affirmative vote; or

(3) if the business combination occurs more than five years from the stock acquisition date, the transaction meets certain requirements designed to ensure, among other things, that the shareholders unaffiliated with the interested stockholder receive for their shares the higher of (i) the maximum price paid by the interested stockholder during the five years preceding the announcement date or the date the interested stockholder became such, whichever is higher, or (ii) the market value of the corporation's common stock on the announcement date or the interested stockholder's stock acquisition date, whichever yields a higher price.

Delaware . Under Delaware Law, a corporation which is listed on a national securities exchange, included for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder. Delaware Law defines "interested stockholder" generally as a person who owns 15% or more of the outstanding shares of a corporation's voting stock.

Acquisitions and Other Transactions.

New Jersey. In addition to the anti-takeover provisions discussed above, New Jersey law provides that the sale of substantially all of a corporation's assets, mergers, consolidations, and any acquisitions which involve the issuance of additional voting shares, such that the number of additional voting shares issued exceeds 40% of the voting shares outstanding prior to the transaction, must be approved by a majority of the shares (or, if applicable, a majority of each class or series of shares) entitled to vote thereon.

Delaware Law. Under Delaware law, mergers and consolidations require the approval of a majority of the shares entitled to vote thereon. A sale of substantially all of a Delaware corporation's assets must be approved by a majority of the shares outstanding. However, Delaware Law does not require shareholder approval for acquisitions, whether or not additional shares are issued to effectuate the transaction. Delaware law allows a board of directors to issue additional shares of stock, up to the amount authorized in a corporation's certificate of incorporation, if the certificate so provide.

Dissolution. New Jersey law and Delaware law each provide that a corporation may be voluntarily dissolved by (i) the written consent of all its shareholders or (ii) the adoption by the corporation's board of directors of a resolution recommending that the corporation be dissolved and submission of the resolution to a meeting of the shareholders, at which meeting the resolution is adopted. New Jersey law requires that to effect a dissolution by consent of shareholders, all shareholders entitled to vote thereon must sign and file a certificate of dissolution. If dissolution is pursuant to the action of the Board and shareholders, New Jersey law requires the affirmative vote of the majority of votes cast (subject to such greater requirements as may be provided in the certificate of incorporation) by the shareholders entitled to vote thereon, while Delaware law requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

Repurchases of Stock.

New Jersey. New Jersey law prohibits a corporation from repurchasing or redeeming its shares if (i) after giving effect to such repurchase or redemption, the corporation would be unable to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its total liabilities, (ii) after giving effect to such repurchase or redemption, the corporation would have no equity outstanding, (iii) the redemption price exceeded that specified in the securities acquired plus, in the case of shares entitled to cumulative dividends, the dividends which would have accrued to the next dividend date following the date of acquisition or (iv) such repurchase or redemption is contrary to any restrictions contained in the corporation's certificate of incorporation.

Delaware. Under Delaware law, a corporation may repurchase or redeem its shares only out of surplus and only if such purchase does not impair its capital. However, a Delaware corporation may redeem preferred stock out of capital if such shares will be retired upon redemption and the stated capital of the corporation is thereupon reduced in accordance with Sections 243 and 244 of the Delaware General Corporation Law.

Officers And Directors

Upon the effective date of the Migratory Merger, the present officers and directors of the Company will continue to be the officers and directors of New Company.

Federal Tax Consequences

The following is a discussion of certain federal income tax considerations that may be relevant to holders of Common Stock who receive New Company Common Stock as a result of the proposed change of domicile. No state, local, or foreign tax consequences are addressed herein.

This discussion does not address the state, local, federal or foreign income tax consequences of the change of domicile that may be relevant to particular stockholders, such as dealers in securities, or Company stockholders who exercise dissenters’ rights. In view of the varying nature of such tax considerations, each stockholder is urged to consult his own tax adviser as to the specific tax consequences of the proposed change of domicile , including the applicability of federal, state, local, or foreign tax laws. Subject to the limitations, qualifications and exceptions described herein, and assuming the change of domicile qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the following federal income tax consequences generally should result:

•	No gain or loss should be recognized by the stockholders of the Company upon conversion of their Common Stock into New Lev Common Stock pursuant to the change of domicile;

•
The aggregate tax basis of the New Lev Common Stock received by each stockholder of the Company in the change of domicile should be equal to the aggregate tax basis of Common Stock converted in exchange therefor;

•
The holding period of New Lev Common Stock received by each stockholder of the Company in the change of domicile should include the period during which the stockholder held his Common Stock converted therefor, provided such Common Stock is held by the stockholder as a capital asset on the effective date of the change of domicile; and

•	The Company should not recognize gain or loss for federal income tax purposes as a result of the change of domicile.

The Company has not requested a ruling from  the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the change of domicile under the Code. The Company believes the change of domicile will constitute a tax-free reorganization under Section 368(a) of the Code, inasmuch as Section 368(a)(1)(F) of the Code defines a reorganization as a mere change in identity, form, or place of organization of the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

   The following table lists stock ownership of the Company’s Common Stock entitled to vote as of the Record Date. The information includes beneficial ownership by (i) holders of more than 5% of the Company’s Common Stock, (ii) each of our current directors and executive officers and (iii) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Director/Officer	Amount and Nature of Beneficial Ownership(2)	Percentage of Class(2)
John King	Chief Executive Officer, Chief Financial Officer and Secretary	0	0%
David Marks	Director	0	0%
Donna Silverman	Director	1,617,214	16%
All directors and officers as a group (3 persons)		1,617,214	16%

(1)  Except as otherwise indicated, the address of each beneficial owner is c/o Tech Laboratories, Inc. 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202.

(2) Percentages of common stock are computed on the basis of 10,100,210 shares of common stock outstanding as of April 12, 2007 and include in each case shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days for the subject individual only.

FUELMEISTER BUSINESS

(A Carve-Out Business of Biodiesel Solutions, Inc.
and a Predecessor Business of Renewal Fuels, Inc.)
Financial Statements
As of December 31, 2006 and
for the Years Ended
December 31, 2006 and 2005
and Report of Independent Registered
Public Accounting Firm

FUELMEISTER BUSINESS

KINGERY & CROUSE PA
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Renewal Fuels, Inc.:

We have audited the accompanying balance sheet of the FuelMeister business (the “FuelMeister Business”), a carve-out business of Biodiesel Solutions, Inc. and a predecessor business of Renewal Fuels, Inc., as of December 31, 2006 and the related statements of operations, owner’s investment and cash flows for the years ended December 31, 2006 and 2005. These carve-out financial statements are the responsibility of the FuelMeister Business’ management. Our responsibility is to express an opinion on these carve-out financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free of material misstatement. The FuelMeister Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the FuelMeister Business’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying carve-out financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and on the basis described in Notes 1 and 2. Accordingly, they do not necessarily represent what the financial position, results of operations and cash flows of the FuelMeister Business actually would have been if it had been a separate entity for the periods presented.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the FuelMeister Business as of December 31, 2006 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, on the basis described in Notes 1 and 2 and in conformity with accounting principles generally accepted in the United States of America.

/s/ KINGERY & CROUSE P.A.

April 16, 2007

FUELMEISTER BUSINESS (A Carve-Out Business of Biodiesel Solutions, Inc. and a Predecessor Business of Renewal Fuels, Inc.) BALANCE SHEET AS OF DECEMBER 31, 2006

ASSETS

Current assets:
Cash	$52,626
Inventories	49,769
Prepaid expenses and other current assets	22,650
Total current assets	125,045

Property and equipment, net	32,211

Total assets	$157,256

LIABILITIES and OWNER’S INVESTMENT

Current liabilities:
Accounts payable	$166,680
Customer deposits	12,224
Accrued employee bonuses	30,000
Accrued expenses	8,893
Total current liabilities	217,797

Commitments and contingencies

Owner’s investment	(60,541)

Total liabilities and owner’s investment	$157,256

See accompanying notes to financial statements.

FUELMEISTER BUSINESS (A Carve-Out Business of Biodiesel Solutions, Inc. and a Predecessor Business of Renewal Fuels, Inc.) STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Revenue	$1,838,156	$2,362,418

Cost of goods sold	1,182,643	1,276,682

Gross profit	655,513	1,085,736

Operating expenses:
General and administrative	422,421	424,449
Employee compensation	209,951	248,072
Total operating expenses	632,372	672,521

Income from operations and before
provision for income taxes	23,141	413,215

Provision for income taxes	3,471	144,625

Net income	$19,670	$268,590

See accompanying notes to financial statements.

FUELMEISTER BUSINESS
(A Carve-Out Business of Biodiesel Solutions, Inc.
and a Predecessor Business of Renewal Fuels, Inc.)

STATEMENTS OF OWNER’S INVESTMENT

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Balance - December 31, 2004	$11,548

Employee bonus obligation as of June 30, 2005 assumed by owner	42,642

Employee bonus obligation as of December 31, 2005 assumed by owner	29,215

Income tax obligation assumed by owner	144,625

Other distributions to owner, net	(202,828)

Net income	268,590

Balance - December 31, 2005	293,792

Employee bonus obligation as of December 31, 2006 assumed by owner	32,003

Income tax obligation assumed by owner	3,471

Other distributions to owner, net	(409,477)

Net income	19,670

Balance - December 31, 2006	$(60,541)

See accompanying notes to financial statements.

FUELMEISTER BUSINESS (A Carve-Out Business of Biodiesel Solutions, Inc. and a Predecessor Business of Renewal Fuels, Inc.) STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,670	$268,590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,723	3,978
Changes in assets and liabilities, net:
Decrease (increase) in receivables	11,198	(10,703)
Decrease (increase) in inventories	109,470	(134,243)
Decrease (increase) in prepaid expenses	(15,801)	(6,849)
Increase (decrease) in accounts payable	14,731	89,426
Increase (decrease) in accrued liabilities	15,104	23,789
Increase (decrease) in customer deposits	(19,425)	31,649
Net cash provided by operating activities	146,670	265,637

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,267)	(40,682)
Refund of deposit	5,376	-
Net cash provided by (used in) investing activities	3,109	(40,682)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bonus obligations assumed by owner	32,003	71,857
Income tax obligations assumed by owner	3,471	144,625
Distributions to owner, net	(409,477)	(202,828)
Net cash provided by (used in) financing activities	(374,003)	13,654

NET INCREASE (DECREASE) IN CASH	(224,224)	238,609

Cash, beginning of year	276,850	38,241
Cash, end of year	$52,626	$276,850

Supplemental Disclosure of Non-Cash lnvesting and Financing Activities:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements.

FUELMEISTER BUSINESS
(A Carve-Out Business of Biodiesel Solutions, Inc.
and a Predecessor Business of Renewal Fuels, Inc.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 1  BASIS OF PRESENTATION

Pursuant to an Asset Acquisition Agreement dated March 9, 2007, as amended on March 30, 2007 (the "Purchase Agreement"), Renewal Fuels Inc. ("Renewal Fuels") on March 30, 2007 acquired certain assets and operations of the Fuelmeister business of Biodiesel Solutions Inc. (“Biodiesel”), an unrelated company, for $494,426, plus associated transaction costs. The FuelMeister Business designs, manufactures and markets processing equipment and accessories to convert used and fresh vegetable oils into biodiesel fuel.

The accompanying financial statements are the accounts of the FuelMeister business (the “FuelMeister Business” or the “predecessor”, a carve-out business of Biodiesel and a predecessor business of Renewal Fuels, which carve-out business was acquired by Renewal Fuels on March 30, 2007), on a carved-out basis as if it had been an independent reporting entity for the periods presented. Certain assets and liabilities related to the FuelMeister Business and included in these carve-out financial statements, including cash, accounts receivable, accounts payable and employee bonuses payable, were not acquired by Renewal Fuels and were retained by Biodiesel.

The balance sheet as of December 31, 2006 and the related statements of operations, owner’s investment and cash flows for the years ended December 31, 2006 and 2005 reflect carved-out presentations of the acquired operations from the financial statements of Biodiesel, presented on a stand-alone basis. The presentation of the carved-out FuelMeister Business financial statements requires certain assumptions in order to reflect the business as a stand-alone entity, which assumptions management believes are reasonable. The FuelMeister Business did not have a formal financing agreement with the parent entity (Biodiesel). Accordingly, advances and other transactions between Biodiesel and the FuelMeister Business are reflected as owner’s investment in the accompanying financial statements.

The following table summarizes the estimated fair value of the assets acquired at the March 30, 2007 (date of acquisition) of the FuelMeister Business by Renewal Fuels:

March 30, 2007
Assets Acquired:
Inventories	$34,426
Property and equipment	9,145
Order backlog, customer lists and other intangibles	85,150
Goodwill	365,705

Purchase Price Allocated	$494,426

Renewal Fuels is accounting for this acquisition using the purchase method of accounting and is in the process of finalizing the valuations of the assets acquired and any liabilities assumed; consequently, the initial allocation of the purchase price is preliminary and subject to change, although management believes it is materially accurate as of March 30, 2007.

The purchase price was paid $100,000 in cash on execution of the Purchase agreement, and $100,000 in cash on the date of closing, together with a secured promissory note for $294,426 due without interest on April 9, 2007. Renewal Fuels expects to obtain debt financing to provide for payment of the promissory note and working capital, including securing operating premises and the acquisition of additional equipment.

In connection with the Acquisition, Renewal Fuels entered into a management agreement with Biodiesel under which Biodiesel agreed to provide certain management services to Renewal Fuels and the FuelMeister Business. Those services include, but are not limited to, general management services, including the services of executive, operating and financial officers and other personnel; assistance with Renewal’s preparation of proposed budgets and capital expenditures; such other general management services as may from time to time reasonably be requested by Renewal; general administrative and technical assistance, advice and direction, including (i) accounting, inventory control, tax compliance and reporting systems services; (ii) the transition of trademark and patent matters; (iii) market servicing, product pricing and cost controls and evaluations; (iv) preparation of advertising and publicity literature and other materials; (v) providing, training and supervising employees and support staff and providing guidelines and policies as may be necessary; and (vi) such other general administrative and technical services as may from time to time reasonably be requested by Renewal Fuels. Renewal Fuels has agreed to reimburse Biodiesel for the costs it incurs in providing these services. Biodiesel will also permit Renewal Fuels to use its existing facility, for which Renewal Fuels will pay Biodiesel a rental fee and pro rata utilities costs for all space used or occupied by Renewal Fuels for the operation of the FuelMeister Business, including but not limited to the space used by persons providing services to Renewal, in accordance with cost reimbursements set out in the agreement. The agreement contemplates that Renewal will pay $1,680 per month for 3,000 square feet of production space, plus additional rental at the same rate for any office space used, as well as $500 per month for utilities, together with reimbursement at specified hourly rates for personnel providing services. The agreement extends for 90 days from March 30, 2007, unless earlier terminated by Renewal Fuels on 10 days notice.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting principles and practices used in the preparation of the accompanying carve-out financial statements are summarized below:

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from those estimates. The markets for the FuelMeister Business’ products are characterized by intense competition, rapid technological development and frequent new product introductions, all of which could impact the future value of the FuelMeister Business’ inventory and certain other assets.

Revenue Recognition - Revenue from equipment and parts and accessories sales is generally recognized at the date of shipment and revenue from services is recognized when the services are performed and all substantial contractual obligations have been satisfied. See below for a discussion of product warranties.

Our revenue recognition policy is consistent with the criteria set forth in SEC Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements” (“SAB 104”) for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed or determinable and (4) collectibility of the receivables is reasonably assured.

Allocations - The revenue and expenses of Biodiesel for the years ended December 31, 2006 and 2005 have been allocated by Renewal management between the FuelMeister Business and the operations being retained by Biodiesel, based either on specific attribution of those revenues and expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate allocation.

Concentrations of Credit Risk - The FuelMeister Business sells products to value added distributors and other customers and extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The FuelMeister Business monitors its exposure for credit losses and maintains allowances for any anticipated losses. For the year ended December 31, 2006, Biodiesel had sales to one significant dealer representing approximately 13% of total revenue and pertaining exclusively to the FuelMeister Business. During the year ended December 31, 2005, there were no significant customers.

Liquidity - The carve-out financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Accordingly, the carve-out financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the FuelMeister Business be unable to continue as a going concern.

Cash and Cash Equivalents - Management considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Cash included in the accompanying balance sheet consists of bank deposits, which may at times exceed federally insured limits.

Inventories - Inventories are stated at the lower of cost or market with cost determined based on actual cost and approximating the first-in first-out basis. At December 31, 2006, inventories consisted of materials, finished goods and displays amounting to $39,243, $9,791 and $735, respectively.

At March 30, 2007, the inventories acquired by Renewal Fuels were determined by a physical inspection and, as provided by the Purchase Agreement, the acquisition cost was adjusted to reflect the inventory balance at that date.

Property and Equipment - Property and equipment is stated at cost. Depreciation is provided for using the straight-line method over the useful lives of the respective assets, which range from 3 to 7 years. Repairs and maintenance are charged to operations as incurred.

Property and equipment included in the accompanying carve-out financial statements represents the net book value of tangible assets which have historically been used in the operations of the FuelMeister Business. At December 31, 2006, property and equipment includes computer equipment and software, furniture and equipment, and leasehold improvements amounting to $30,571, $14,969, and $2,609, all of which are shown net of accumulated depreciation of $15,938. For the years ended December 31, 2006 and 2005, depreciation expense amounted to $11,723 and $3,978, respectively. As part of the acquisition discussed above, Renewal Fuels acquired $9,145 of production equipment on March 30, 2007. All other property and equipment, including office furniture and fixtures, was retained by Biodiesel.

The carrying value of property and equipment is evaluated when events and circumstances warrant such a review. If the carrying values of the assets are considered to be impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the asset. Biodiesel has not experienced any impairment of its property and equipment.

Research and Development Costs - Research and development costs and related engineering costs related to product development are expensed as incurred and included in general and administrative expenses.

Product Warranties - All new products are warranted against defects in materials and workmanship for 90 days after receipt of delivery; any warranty costs are expensed as incurred. Provisions for warranties are estimated based on historical warranty claims. As of December 31, 2006, a provision for warranty costs of $4,049 is included in accrued expenses in the accompanying carve-out financial statements.

Advertising Costs - Advertising costs are expensed as they are incurred. For the years ended December 31, 2006 and 2005, advertising costs approximated $90,100, and $162,300, respectively.

Shipping and Handling Costs - Shipping and handling costs are reported as a component of cost of sales.

Earnings Per Share - Because the FuelMeister Business does not have a share-based capital structure, earnings per share information is not presented.

Income Taxes - The FuelMeister Business was included with Biodiesel in filing Federal and state income tax returns. Prior to January 1, 2007, Biodiesel was a Sub-Chapter S corporation for Federal income tax purposes. For the purposes of the stand-alone presentation of the FuelMeister Business, the provision for income taxes has been computed as if the FuelMeister Business were to file a separate income tax return for the carved-out operation, with the provision for income taxes based on the statutory U.S. Federal income tax rates and without regard for any state income taxes. The resulting tax liability, together with any deferred tax assets or liabilities, are assumed by Biodiesel and therefore excluded from the balance sheet of the FuelMeister Business.

Impact of Recently Issued Accounting Pronouncements - The Financial Accounting Standards Board has recently issued several Financial Accounting Standards, as summarized below. None of these statements have had, or are expected to have, a significant effect on the carve-out financial statements of the FuelMeister Business.

Issued	Statement

February 2006	FAS 155 - “Accounting for Certain Hybrid Financial Instruments; an amendment of Financial Accounting Standard Nos. 133 and 140" (“FAS 155”)

March 2006	FAS 156 - “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”

June 2006	FAS Interpretation 48 - "Accounting for Uncertainty in Income Taxes"

September 2006	FAS 157 - “Fair Value Measurements”

September 2006	FAS 158 - “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”

February 2007	FAS 159 - “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”

NOTE 3  CARVE-OUT ASSUMPTIONS AND ALLOCATIONS

As discussed above, the revenue and expenses of Biodiesel for the years ended December 31, 2006 and 2005 have been allocated by management between the FuelMeister Business and the operations being retained by Biodiesel, based either on specific attribution of those revenues and expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate allocation.

The following revenues and expenses included in the accounting records of Biodiesel have been attributed by management to the operations being retained by Biodiesel and accordingly have been excluded from the results of operations of the FuelMeister Business:

	Year Ended December 31, 2006	Year Ended December 31, 2005

Revenue	$-	$-
Cost of goods sold	-	-
Gross profit	-	-

Operating expenses:
Rent and utilities	131,002	-
Employee costs	163,776	44,320
Employee bonuses	32,003	71,857
Engineering materials	206,684	165,816
Depreciation	10,946	4,560
Other costs	48,564	38,223
	592,975	324,776

Loss from operations excluded	$(592,975)	$(324,776)

NOTE 4  COMMITMENTS AND CONTINGENCIES

Employment Agreement - On July 30, 2005, Biodiesel entered into an employment agreement with an officer of the company, which provides for an annual base salary, and beginning on July 1, 2005, a cash profit sharing bonus equal to 5% of gross profit, as defined in the agreement, to be paid upon the occurrence of certain operating events pertaining to business activities, which are unrelated to the FuelMeister Business.

During the six months ended December 31, 2005 and the year ended December 31, 2006, $44,215 and $47,003, respectively, were accrued in relation to these cash bonuses. Management believes that $15,000 of each of these bonuses is attributable to the time and effort expended by the officer on the FuelMeister Business (in addition to the base salary), with the remaining amounts ($29,215 and $32,003, respectively) attributable to other business activities of Biodiesel, Accordingly, such amounts have been excluded from the operating costs of the FuelMeister Business and the related obligations have been transferred to the Owner’s Investment account. That portion of the obligation ($15,000 in each of the years ended December 31, 2006 and 2005) attributable to the FuelMeister Business is included in the accompanying financial statements as a liability as of December 31, 2006. This liability was not assumed by Renewal Fuels on its acquisition of certain assets of the FuelMeister Business on March 30, 2007 and was retained by Biodiesel.

The agreement also provided the officer with an option to purchase 10% of the then outstanding common stock shares of Biodiesel, in exchange for his agreement to forgo payment of a cash bonus due to him as of June 30, 2005 of $42,642. Because this obligation will be settled by Biodiesel, the obligation was transferred to the Owner’s Investment as of the date of the agreement. The option vests at 1/48th of the granted total per month, beginning as of June 21, 2004, the original date of the officer’s employment, and continues as long as the individual is employed by Biodiesel.

Operating Leases - Biodiesel’s operating facility is leased under an operating lease agreement. The lease term is from November 1, 2004 through October 31, 2007. Payments required under this lease range from approximately $4,300 to $4,500 per month, plus a share of the operating costs, estimated to be $900 per month. Beginning in January 2006, Biodiesel entered into an additional operating lease for additional facilities. The lease term is from January 1, 2006 to October 31, 2008. Payments required under this lease approximate $11,000 per month, plus a share of operating costs, estimated to be $3,000 per month. Rent expense approximated $72,700 and $82,200 for the years ended December 31, 2006 and 2005, respectively.

These lease agreements were retained by Biodiesel and were not assumed by Renewal Fuels. As discussed in Note 1, Biodiesel will make operating and office space available to Renewal Fuels for up to 90 days from March 30, 2007, until such time as Renewal Fuels secures operating and office space for its operation of the FuelMeister Business.

Other Contingencies - Substantially all obligations related to product liability related to the FuelMeister Business acquired by Renewal Fuels on March 30, 2007 were retained by Biodiesel, except that Renewal Fuels assumed liability for end-customer product support and the balance of the 90 day parts warranty on equipment sold prior to the acquisition date. The FuelMeister Business maintains certain insurance policies that provide coverage for product liability and personal injury cases. Effective March 30, 2007, Renewal Fuels will obtain its own product liability and other insurance related to the operation of the FuelMeister Business.

End of Financial Statements

(b) Pro forma financial information.

Pro forma combined balance sheet and statement of operations as of, and for the year ended, December 31, 2006.

TECH LABORATORIES, INC

PRO FORMA COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006

(Unaudited)

On April 20, 2007, we (Tech Laboratories, Inc. or the “Company”), together with our wholly-owned subsidiary Renewal Fuels Acquisitions, Inc. (“Acquisitions”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Renewal Fuels, Inc. (“Renewal”), a Delaware corporation that was incorporated on March 9, 2007 for the purposes of the asset acquisition described below. Under the terms of the Merger Agreement, Acquisitions was merged with and into Renewal, with Renewal as the surviving corporation, and accordingly Acquisitions ceased to exist. Each issued and outstanding share of Acquisition’s capital stock was converted into one share of common stock of the surviving company. Each issued and outstanding share of common stock of Renewal was converted into an aggregate of 343,610 shares of our series A convertible preferred stock. The shares of preferred stock are immediately convertible at the option of the holders into an aggregate of 4,028,827 shares of common stock, and on approval of the Merger Agreement by our shareholders, the preferred stock will be convertible at the option of the holders into an aggregate of an additional 339,581,173 shares of our common stock (343,610,000 common shares in total).

Although we were the legal acquirer, Renewal was considered to be the accounting acquirer and as such the acquisition was accounted for as a reverse merger and recapitalization. Immediately prior to the acquisition, we had 10,100,210 shares of common stock outstanding (after a 1-30 reverse split) and net liabilities of approximately $1,600,000.

On March 9, 2007, Crivello Group, LLC (“Crivello”) and its wholly-owned subsidiary, Renewal, entered into an Asset Purchase Agreement with Biodiesel Solutions, Inc. (“Biodiesel”), an unrelated company, which Asset Purchase Agreement closed on March 30, 2007. Pursuant to the Asset Purchase Agreement, Renewal acquired the business, certain fixed assets, inventory and certain specified liabilities of the Fuelmeister business (the “Fuelmeister Business”) of Biodiesel, in exchange for an aggregate purchase price of $500,000, adjusted for the amount by which inventory on the date of closing exceeded, or was below, $40,000. The actual purchase price, adjusted to reflect the inventory balance on the March 30, 2007 date of closing, was $494,426. Of the full purchase price, $100,000 was paid on execution as a down payment, $100,000 was paid at closing, $50,000 was paid on April 11, 2007, and the balance of the purchase price was paid by delivery of a promissory note, as amended, in the amount of $244,426. The cash payments for the acquisition were funded by a loan from Crivello to Renewal, which loan was repaid from the proceeds of the additional debt financing arrangements described below. The asset acquisition promissory note was also repaid from the proceeds of the additional debt financing. The Fuelmeister Business is considered to be a predecessor business of ours.

Concurrently with the Merger Agreement, we entered into additional debt financing arrangements with Cornell Capital Partners, L.P. (“Cornell”), the proceeds of which were used in part to fund the acquisition by Renewal of the assets of the Fuelmeister Business, as described above. The Securities Purchase Agreement (the "Purchase Agreement") with Cornell provides for the sale by the Company to Cornell of its secured convertible debentures in the aggregate principal amount of $1,400,000 (the "Debentures") of which $1,000,000 was advanced immediately. The second instalment of $400,000 will be funded within five business days following clearance by the Securities and Exchange Commission of an information statement disclosing shareholder approval of the issuance of the preferred stock to the former shareholders of Renewal. The Debentures bear interest at the prime rate plus 2.75% and mature on April 20, 2009 (the "Maturity Date"). The Company is not required to make any payments until the Maturity Date. The Debentures are convertible at any time at the option of the holder into shares of common stock of the Company at a conversion price per share equal to the lesser of (i) the average volume weighted average price (“VWAP”) of the Company’s common stock for the 30 consecutive trading days following April 20, 2007, or (b) 80% of the lowest closing bid price of the company’s common stock during the ten trading days immediately preceding the conversion date. The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 15% redemption premium provided that (i) the VWAP of the Company’s common stock is less than the conversion price of the Debentures; (ii) the underlying shares are subject to an effective registration statement; and (iii) no event of default has occurred.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 18,000,000 shares of common stock at $0.01 per share.

Cornell had previously provided convertible debt financing to us and was owed a total of $1,221,074 at April 20, 2007 related to that financing, including accrued interest of $203,048. This existing financing provided by Cornell is in default and is payable on demand.

The following unaudited pro forma combined balance sheet as of December 31, 2006 and unaudited pro forma combined statement of operations for the year ended December 31, 2006 include the historical and pro forma effects of the merger with Renewal and of Renewal’s acquisition of the Fuelmeister Business of Biodiesel, the additional debt financing provided by Cornell, the reverse merger and reorganization and the settlement of certain outstanding liabilities. The unaudited pro forma combined balance sheet and pro forma combined statement of operations have been prepared by our management from our historical financial statements and the historical financial statements of our predecessor, the Fuelmeister Business of Biodiesel.

The unaudited pro forma combined balance sheet reflects adjustments as if the acquisition of the Fuelmeister Business of Biodiesel, the additional debt financing provided by Cornell, the reverse merger and reorganization and the settlement of certain liabilities had occurred on December 31, 2006. The unaudited pro forma combined statement of operations reflects adjustments as if those transactions had occurred as of the beginning of the year, i.e., as of January 1, 2006. See "Note 1 - Basis of Presentation."

The pro forma adjustments described in the accompanying notes are based upon estimates and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma combined statement of operations for the year ended December 31, 2006 has been derived from our historical results of operations and the historical results of operations of the Fuelmeister Business of Biodiesel for the year ended December 31, 2006.

The unaudited pro forma combined statement of operations is not necessarily indicative of what the results of operations actually would have been if the acquisition, additional debt financing and reverse merger and reorganization had occurred on January 1, 2006. Moreover, it is not intended to be indicative of future results of operations. The unaudited pro forma combined statement of operations should be read in conjunction with our historical financial statements as of December 31, 2006 included in our Annual Report on Form 10-KSB and those of the Fuelmeister Business of Biodiesel for the year ended December 31, 2006 and related notes thereto, which are included elsewhere in this Report on Form 8-K.

TECH LABORATORIES, INC.

PRO FORMA COMBINED BALANCE SHEET AS OF DECEMBER 31, 2006
(Unaudited)

						Pro Forma Adjustments
	Renewal Fuels	Fuelmeister Business (predecessor)	Tech Laboratories	Combined	Note	Debit	Credit	Pro Forma Combined
ASSETS

Current assets
Cash	$-	$52,626	$-		A		52,626
					B	250,000
					C		250,000
				$52,626	D	207,231		$207,231
Inventories	-	49,769	-	49,769				49,769
Deferred financing fees	-		9,375	9,375				9,375
Other current assets	-	22,650	-	22,650	A		22,650	-
Total current assets	-	125,045	9,375	134,420		457,231	325,276	266,375

Property and equipment, net	-	32,211	-	32,211	A		23,066	9,145
Deferred financing fees				-	D	175,000		175,000
Intangible assets	-	-	-	-	C	95,000		95,000
Goodwill	-	-	-	-	C	359,904		359,904

Total assets	$-	$157,256	$9,375	$166,631		$1,087,135	$348,342	$905,424

LIABILITIES and SHAREHOLDERS’ EQUITY

Current liabilities
Litigation settlement payable			204,834	204,834	E	104,834		100,000
Accounts payable and accrued expenses	-	213,748	153,180	366,928	A	213,748		153,180
Warranty liability	-	4,049	-	4,049				4,049
Promissory note payable - Crivello					B		263,000
				-	D	263,000		-
Promissory note payable - asset acquisition					C		259,769
				-	D	259,769		-
Convertible debt - Cornell - accrued interest	-	-	159,431	159,431				159,431
Convertible debt - Cornell - existing			1,018,025	1,018,025				1,018.025
Convertible debt - other	-	-	172,259	172,259				172,259
Total current liabilities	-	217,797	1,707,729	1,925,526		841,351	522,769	1,606,944

Convertible debt - Cornell - additional funding	-	-	-	-	D	1,000,000	1,000,000	0
Derivative instrument liabilities
Embedded derivatives - convertible debt	-	-	-	-	D		1,079,153	1,079,153
Freestanding derivatives - warrants	-	-	-	-	D		526,951	526,951

Shareholders’ Equity
Common stock	-	-	100,889	100,889				100,889
Preferred stock			-	-	G		3,436	3,436
Additional paid in capital					F	1,694,409
					G	3,436		(1,697,845)
Retained earnings					B	13,000
					D	40,000
					D	55,000
					D	606,104		(714,104)
Owner’s investment		(60,541)			A		115,406
				(60,541)	C	54,865		-
Other equity	-	-	(1,799,243)		E		104,834
				(1,799,243)	F		1,694,409	-
Total Shareholders’ Equity	-	(60,541)	(1,698,354)	(1,758,895)		2,466,814	1,918,085	(2,307,624)

Total Liabilities and Shareholders’ Equity	$-	$157,256	$9,375	$166,631		$4,308,165	$5,046,958	$905,424

See accompanying notes to pro forma financial statements.

TECH LABORATORIES, INC.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

(Unaudited)

						Pro Forma Adjustments
	Renewal Fuels	Fuelmeister Business (predecessor)	Tech Laboratories	Combined	Notes	Debit	Credit	Pro Forma Combined

Revenue	$-	$1,838,156	$-	$1,838,156				$1,838,156

Cost of goods sold	-	1,178,594	-	1,178,594	H	10,415		1,189,019

Gross margin	-	659,562	-	659,562		10,415	-	649,147

Operating expenses:
Selling, general & administrative	0	619,221	14,895	634,116				634,116
Accounting and legal fees			90,881	90,881				90,881
Consulting fees			306,505	306,505	J		306,505	-
Financing fees			72,500	72,500	I	87,500		160,000
Transfer agent and stock fees	0	-	27,182	27,182				27,182
	0	619,221	511,963	1,131,184		87,500	306,505	912,179

Income from operations	0	40,341	(511,963)	(471,622)		97,915	306,505	(263,032)

Other expenses:
Derivative financial instrument expense				-	D	606,104		606,104
Interest expense - Cornell - existing debt	0	-	127,327	127,327				127,327
Interest expense - Cornell - additional debt					I	53,000		53,000
Interest expense - Cornell - other			18,728	18,728				18,728
Interest income	0	-	(710)	(710)	K		20,723	(21,433)
	0	-	145,345	145,345		659,104	20,723	783,726

Income (loss) before income taxes	0	40,341	(657,308)	(616,967)		757,019	327,228	(1,046,758)

Income tax expense	0	2,700	1,000	3,700				3,700

Net income (loss)	$0	$37,641	$(658,308)	$(620,667)		$757,019	$327,228	$(1,050,458)

Earnings per share:
Shares outstanding:
Basic			6,702,639					6,702,639
Fully diluted			6,702,639				361,610,000	368,312,639
Earnings (loss) per share:
Basic			$(0.10)					$(0.16)
Fully diluted			$(0.10)					$(0.16)

See accompanying notes to pro forma financial statements.

TECH LABORATORIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET and COMBINED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited pro forma balance sheet presents our financial position as of December 31, 2006, adjusted for:

•
our merger and reorganization as a result of the April 20, 2007 acquisition of Renewal Fuels, Inc. (“Renewal”), which has been accounted for as a reverse merger, in which we are the legal acquirer but for which Renewal is deemed to be the accounting acquirer;

•	the March 30, 2007 acquisition by Renewal of the assets of the Fuelmeister business (the “FuelMeister Business’) of Biodiesel Solutions Inc. (“Biodiesel”);

•	additional debt financing provided by Cornell Capital Partners LP (“Cornell”), the proceeds of which were used in part to fund Renewal’s acquisition of the assets of the FuelMeister Business;

•	the continuation of our existing debt obligations to Cornell;

•	the re-negotiation of certain of our outstanding liabilities and,

•	other related pro forma adjustments,

as if the transactions had taken place on December 31, 2006 in a transaction accounted for as a purchase and reorganization in accordance with accounting principles generally accepted in the United States of America.

The accompanying unaudited pro forma combined statement of operations presents our historical results of operations for the year ended December 31, 2006, adjusted for the same matters described above, as if these transactions had taken place on January 1, 2006 in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

2. PRO FORMA ADJUSTMENTS - AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006

The following adjustments give pro forma effect to the transactions:

A.
To eliminate from the FuelMeister financial statements those assets and liabilities which were not acquired as part of the asset acquisition of the Fuelmeister Business and which were retained by Biodiesel.

	Dr.	Cr.
Cash		$52,626
Other current assets		22,650
Fixed assets		23,066
Accounts payable	$213,748
Owner’s investment - net assets not acquired		$115,406
	$213,748	$213,748

B.	To recognize funds advanced to Renewal by Crivello, to fund downpayments for the asset acquisition of the Fuelmeister Business and for miscellaneous initial expenses.

	Dr.	Cr.
Cash	$250,000
Promissory note payable to Crivello		$263,000
Initial expenses	13,000
	$263,000	$263,000

C.
To record the acquisition for cash of certain of the assets and liabilities of the Fuelmeister Business of Biodiesel, excluding related transaction costs. The agreed acquisition cost was $500,000, plus or minus the amount by which inventory at the acquisition date exceeded, or was below, $40,000. For purposes of the pro formas, the acquisition cost is deemed to be $509,769, based on the inventory of the FuelMeister Business on December 31, 2006. The actual acquisition cost was $494,426, based on the inventory of the FuelMeister Business on the closing date of March 30, 2007.

The Company has not yet fully completed the identification of the intangible assets acquired; the purchase price allocation reflected below is based on management’s best estimate at this time and is not expected to change significantly.

	Dr.	Cr.
Cash ($500,000 + inventory in excess of $40,000, less promissory note payable to seller)		250,000
Promissory note payable to seller		259,769
Owner’s investment (representing Inventory - $49,769 + Fixed assets - $9,145, less Warranty liability assumed - $4,049)	$54,865
Intangible assets	95,000
Goodwill	359,904
	$509,769	$509,769

D.
To record the issuance of $1,000,000 convertible debentures and 18,000,000 common stock warrants issued to Cornell, net of financing and other fees and repayment of promissory notes, the proceeds of which were used to fund the acquisition of the assets of the FuelMeister Business of Biodiesel.

	Dr.	Cr.
Cash	$207,231
Deferred financing fees	175,000
Repayment of promissory note payable to seller	259,769
Repayment of promissory note payable to Crivello	263,000
Legal fees - merger	40,000
Other fees - merger	55,000
Convertible long-term debt - face amount		$1,000,000
Convertible long-term debt - discount	1,000,000
Derivative instruments liability - embedded derivatives		1,079,153
Derivative instruments liability - freestanding warrants		526,951
Initial charge to income for fair value of derivative instruments in excess of proceeds received	606,104
	$2,606,104	$2,606,104

E.	To record adjustment to fair value of certain Tech Laboratories’ liabilities assumed by Renewal, to recognize the negotiated settlement for $100,000 of an outstanding claim for $204,834.

	Dr.	Cr.
Accounts payable	$104,834
Other equity		$104,834
	$104,834	$104,834

F.	To recognize the net liabilities assumed by Renewal on the reverse acquisition of Tech Laboratories.

	Dr.	Cr.
Litigation settlement payable		$100,000
Accounts payable		153,180
Accrued interest - Cornell		159,431
Convertible debt - Cornell		1,018,025
Convertible debt - other		172,259
Share capital		100,889
Deferred financing fees		(9,375)
Retained deficit eliminated		1,694,409
Charge to additional paid in capital for fair value of net liabilities assumed by Renewal on acquisition of Tech Laboratories	1,694,409
	$1,694,409	$1,694,409

G.	To record the issuance of 343,610 shares of series A convertible preferred stock in exchange for all outstanding common stock of Renewal.

	Dr.	Cr.
Preferred stock, $0.01 par value		$3,436
Additional paid in capital	$3,436
	$3,436	$3,436

H.	To record the depreciation and amortization of acquired property and equipment and intangible assets for the year ended December 31, 2006.

	Dr.	Cr.
Property and equipment - assumed 10 year life		915
Intangible assets - assumed 10 year life		9,500
Cost of goods sold - depreciation & amortization expense	$10,415
	$10,415	$10,415

I.
To record interest expense on the 11% (prime + 2.75%) $1,000,000 convertible debt financing provided by Cornell and amortization of debt discount on an effective interest method, and amortization of deferred financing fees on a straightline basis, for the year ended December 31, 2006.

	Dr.	Cr.
Interest expense - effective interest, including discount amortization	$53,000
Deferred financing fees - amortization	87,500
	$140,500	-

J. To eliminate those operating expenses of Tech Laboratories (legally, the acquiring entity but for accounting purposes, the acquired entity) which are not expected to continue.

	Dr.	Cr.
Consulting fees		$306,505
Other		0
	-	$306,505

K.
To record estimated interest income at an assumed rate of 10% p.a. on net proceeds of $207,231 available from additional Cornell debt proceeds ($1,000,000, net of financing and other fees paid ($270,000), repayment of promissory notes used to fund the cash payments for the acquisition of the FuelMeister Business ($263,000) and liquidation of the promissory note issued for the acquisition ($259,769).

	Dr.	Cr.
Interest income		$20,723
	-	$20,723

L.
For the purposes of pro forma earnings per share for the year ended December 31, 2006, the number of fully diluted shares outstanding is assumed to be increased by 343,610,000 common shares issuable on conversion of the series A preferred stock and by 18,000,000 common stock warrants issued to Cornell. However, because there is a pro forma net loss for the year, such assumed issuances are anti-dilutive and are not recognized in the calculation of fully diluted pro forma earnings per share.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including the financial statements and financial statement schedule information included therein, as filed with the SEC. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

EXHIBIT INDEX

Exhibit A	Agreement and Plan of Merger
Exhibit B	14A:11-1 to 14A:11-3 of the New Jersey Business Corporation Act

By Order of the Board of Directors
/s/ John King John King Secretary

Dated: *, 2007

Exhibit A

AGREEMENT AND PLAN OF MERGER approved on *, 2007 by  Tech Laboratories, Inc., a business corporation organized under the laws of the State of New Jersey (“Tech Labs - NJ”), and by its Board of Directors on said date, and approved on *, 2007 by Tech Laboratories, Inc., a business corporation organized under the laws of the State of Delaware (“Tech Labs - DE”), and by its Board of Directors on said date.

1. Tech Labs - NJ and Tech Labs - DE shall, pursuant to the provisions of the New Jersey Business Corporation Act and the provisions of the laws of the jurisdiction of organization of Tech Labs - DE, be merged with and into a single corporation, to wit Tech Labs - DE, which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of Tech Labs - NJ, which is sometimes hereinafter referred to as the "terminating corporation", shall cease upon the effective date of the merger in accordance with the provisions of the New Jersey Business Corporation Act.

2. The certificate of incorporation of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the certificate of incorporation of said surviving corporation; and said certificate of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

3. The by-laws of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

4. The directors and officers in office of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into one share of the surviving corporation. The issued shares of the surviving corporation shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation for their approval or rejection in the manner prescribed by the provisions of the New Jersey Business Corporation Act, and the merger of the terminating corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the surviving corporation.

7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the terminating corporation in the manner prescribed by the provisions of the New Jersey Business Corporation Act, and in the event that the merger of the terminating corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the surviving corporation, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of New Jersey and of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

9. The effective date of the merger herein provided for in the State of New Jersey shall be *, 2007.

10. As of the date first set forth above, the effect of this Plan of Merger shall be as provided in Section 259 and other applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, upon the effectiveness of this Merger, all the property, rights, privileges, powers and franchises of the non-surviving corporation shall vest in Surviving Corporation, and all debts, liabilities and duties of the non-surviving corporation shall become the debts, liabilities and duties of Surviving Corporation.
.
TECH LABORATORIES, INC., a New Jersey Corporation

By:_________________________________
Name: John King
Title: Chief Executive Officer

TECH LABORATORIES, INC., a Delaware Corporation

By:_________________________________
Name: John King
Title: Chief Executive Officer

Exhibit B
14A:11-1  Right of shareholders to dissent.

14A:11-1.  Right of shareholders to dissent.

(1)Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

(a)Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

(i)a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

(A)of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

(B)for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

(ii)a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsection 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4);

(iii)  a shareholder of a corporation shall not have the right to dissent from a plan of merger, if the merger did not require, for its approval, the vote of the shareholders as provided in subsection (6) of N.J.S.14A:10-3; or

(b)Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S.14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

(i)with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

(ii)from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for

(A)cash; or

(B)shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

(C)cash and such securities; or

(iii)  from a sale pursuant to an order of a court having jurisdiction.

(2)Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

(3)A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists.  A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

(4)A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

L.1968, c.350; amended 1973, c.366, s.60; 1988, c.94, s.64; 1995, c.279, s.21; 2001, c.193, s.3.

14A:11-2.    Notice of dissent; demand for payment; endorsement of certificates

(1)  Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraph 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

(2)  Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

(3)  Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

(4)  Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

(5)  Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

(6)  Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him.  If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

(7)  Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

L.1968, c.350; amended 1973,c.366,s.61; 1988,c.94,s.65.

14A:11-3.    "Dissenting shareholder" defined; date for determination of fair value

(1)  A shareholder who has made demand for the payment of his shares in the manner prescribed by subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

(2)  Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

(3)  "Fair value" as used in this Chapter shall be determined

(a)  As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

(b)  In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

(c)  In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

L.1968, c.350; amended 1973,c.366,s.62; 1988,c.94,s.66.